                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                (AMENDMENT NO. 1)

Filed by the Registrant    [X]


Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ]      Confidential, for Use of Commission Only (as permitted by
         Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       WARBURG, PINCUS TAX FREE FUND, INC.

      -------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

      -------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                       WARBURG, PINCUS TAX FREE FUND, INC.
                              466 Lexington Avenue
                          New York, New York 10017-3147


                                    NOTICE OF
                         SPECIAL MEETING OF SHAREHOLDERS
                                 October 3, 1997



Dear Shareholders:

         A special meeting of the shareholders of Warburg, Pincus Tax Free Fund, Inc. (the "Fund") will be held on Friday, October 3, 1997 at 3:00 p.m., Eastern Time at the offices of the Fund, 466 Lexington Avenue, New York, New York 10017-3147 (10th Floor), for the following purposes:

         (1) To approve or disapprove the Plan of Dissolution, Liquidation and Termination of the Fund (the "Plan"), which Plan was unanimously approved at a meeting of the Board of Directors of the Fund (the "Board") held on July 30, 1997; and

         (2) To transact such other business as may properly come before the meeting.

         The Fund has approximately $5,000,000 in net assets, and the Board has concluded that the continued operation of the Fund at this size is not economically feasible. The Board has unanimously determined that a complete liquidation is in the best interests of the Fund and its shareholders.

         We strongly urge you to approve the Plan at this time. Subject to receipt of the requisite shareholder approval, shareholders remaining in the Fund will receive a liquidation distribution, in cash, on or about October 17, 1997.

         You are entitled to vote at the meeting and any adjournments thereof if you owned shares of the Fund at the close of business on September 2, 1997, even if you no longer own Fund shares. If you attend the meeting, you may vote your shares in person. If you do not expect to attend the meeting, after reading the enclosed material, please complete, date, sign and return the enclosed proxy in the enclosed postage paid envelope.

                                         By Order of the Board of Directors,

                                         Eugene P. Grace
                                         Vice President and Secretary

         The Fund will furnish, without charge, copies of its most recent Annual and Semi-Annual Reports to a shareholder upon request. Any such request should be directed to the Fund by calling 800 WARBURG (800-927-2874) or by writing to Warburg, Pincus Tax Free Fund, Inc., 466 Lexington Avenue, New York, New York 10017-3147.

         In order to avoid the additional expense of further solicitation, we ask that you mail your proxy promptly no matter how many shares you own or if you no longer own Fund shares.

                             YOUR VOTE IS IMPORTANT.

                       WARBURG, PINCUS TAX FREE FUND, INC.
                              466 Lexington Avenue
                          New York, New York 10017-3147

                                -----------------
                                 PROXY STATEMENT
                                -----------------

                  SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON
                                 OCTOBER 3, 1997
         --------------------------------------------------------------

      This document is a proxy statement for Warburg, Pincus Tax Free Fund, Inc. (the "Fund"), an open-end investment company having two classes of common stock, Common Shares and Advisor Shares. This proxy statement, which will be mailed to the Fund's shareholders on or about September 12, 1997, is furnished in connection with the solicitation of proxies by the Board of Directors of the Fund (the "Board") to be used at the Fund's Special Meeting of Shareholders and at any adjournments thereof (the "Meeting"). The Meeting will be held on Friday, October 3, 1997 at 3:00 p.m., Eastern Time at the offices of the Fund, 466 Lexington Avenue, New York, New York 10017-3147 (10th floor), for the purposes set forth in the Fund's Notice of Special Meeting.

         The cost of the Meeting and the solicitation of proxies (estimated at $40,000) will be paid by Warburg, Pincus Counsellors, Inc., the Fund's investment adviser ("Warburg"). The principal solicitation of proxies will be by the mailing of this proxy statement, but proxies may also be solicited by telephone and/or in person by representatives of the Fund and regular employees of Warburg or its affiliates. Such representatives and employees will not receive additional compensation for solicitation activities.

         The proxies named on the proxy card of the Fund will vote in accordance with the directions indicated thereon if your proxy card is received properly executed. If you properly execute your proxy card and give no voting instruction, your shares will be voted FOR the proposal set forth herein. Abstentions will be counted as present for purposes of determining a quorum, but as shares which have not voted. Broker non-votes (i.e., proxies received from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote the shares on a particular matter with respect to which the broker or nominees do not have discretionary power) will be treated the same as abstentions. Abstentions and broker non-votes will not be counted in favor of, but will have no other effect on, the vote for the Proposal. Proxies may be revoked at any time prior to their exercise by execution of a subsequent proxy card, by written notice to the Secretary of the Fund or by voting in person at the Meeting.

         Copies of the Fund's most recent Semi-Annual Report for the six months ended February 28, 1997, which includes unaudited financial statements, and the Fund's Annual Report for the year ended August 31, 1996, which includes audited financial statements, have heretofore been mailed to each of the shareholders of the Fund. The Fund will furnish without charge additional copies of its Semi-Annual Report and Annual Report to any shareholders who request them by calling 800 WARBURG (800-927-2874). These reports do not form any part of the proxy solicitation material.

         The affirmative vote of shareholders holding a majority of the voting securities of the Fund outstanding at the close of business on September 2, 1997 (the "Record Date"), voting in the aggregate without regard to class, in person or by proxy, is required for approval of the liquidation of the assets and dissolution of the Fund pursuant to the provisions of the Plan of Dissolution, Liquidation and Termination of the Fund (the "Plan") as set forth in Exhibit A hereto.

         At the Meeting, the presence in person or by proxy of shareholders of the Fund entitled to cast at least one-third of the votes entitled to be cast, in the aggregate without regard to class, shall constitute a quorum for the transaction of business. In the event a quorum is not present, or in the event that a quorum is present at the Meeting but sufficient votes to approve the proposal are not received, the persons named as proxies by the Fund may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the Fund's shares represented at the Meeting in person or by proxy.

         Shareholders of record at the close of business on the Record Date are entitled to vote at the Meeting, even if they sold their Fund shares after the Record Date.

         Each full share outstanding is entitled to one vote and each fractional share outstanding is entitled to a proportionate fractional share of one vote. As of the Record Date, the Fund had outstanding 365,267.0570 Common Shares and no Advisor Shares. The persons who owned more than 5% of any class of the Fund's outstanding shares as of the Record Date to the knowledge of the Fund, are set forth in Exhibit B hereto.



                        PROPOSAL TO LIQUIDATE THE ASSETS
                         AND DISSOLVE THE FUND PURSUANT
                        TO THE PROVISIONS OF THE PLAN OF
                    DISSOLUTION, LIQUIDATION AND TERMINATION

The Liquidation in General


         The Fund proposes to liquidate the assets and dissolve the Fund pursuant to the provisions of the Plan as approved by the Board on July 30, 1997, when the Board determined that an orderly liquidation of the Fund's assets was in the best interests of the Fund and its shareholders. The Plan provides for the complete liquidation of all of the assets of the Fund. If the Plan is approved by the requisite shareholder vote, Warburg will undertake to liquidate the Fund's assets at market prices and on such terms and conditions as Warburg shall determine to be reasonable and in the best interests of the Fund and its shareholders.


         In the event the Plan is not approved by the requisite shareholder vote, the Board will consider what other action should be taken.

Reasons for the Liquidation

         The Fund is an open-end, diversified management investment company organized as a Maryland corporation on January 29, 1996. On May 3, 1996, the Fund acquired all of the assets and liabilities of the corresponding investment portfolio of The RBB Fund, Inc. (the "RBB Fund") with a similar name. As of June 30, 1997, the Fund's net assets were approximately $4,967,000.

         At a meeting of the Board held on July 30, 1997, the Board was advised by Warburg that the continued operation of the Fund was not economically feasible or in the best interests of the Fund or its shareholders considering all relevant factors, including, without limitation, the relatively small size of the Fund's assets, the resulting high expense ratio of the Fund (before fee waivers and expense reimbursements), and the improbability that sales of the Fund's shares could be increased to raise the Fund's assets to a more economically viable level. Warburg requested that the Board consider the liquidation of the Fund pursuant to the Plan attached to this Proxy Statement as Exhibit A.

         At the July 30, 1997 Board meeting, the Board considered various alternatives for the Fund: (i) increasing the size of the Fund through a special marketing effort; (ii) merging the Fund with an investment company with a similar investment focus and (iii) liquidating the Fund. Warburg reported to the Board that it had considered each alternative and had concluded that a prompt liquidation of the Fund was the alternative that was in the best interests of the shareholders of the Fund. Warburg's view was that further marketing efforts would not be successful in increasing the Fund's size sufficiently enough to permit the Fund to assume the payment of all of its expenses. Warburg reported that the merger of the Fund with a similar investment company was not a realistic option because of the relatively small amount of assets in the Fund, the expense involved in a merger and the fact that many Fund shareholders could be reasonably expected to redeem any interest in the merged entity.

         The Board acknowledged that Warburg has voluntarily waived all of its advisory fees since it assumed investment advisory responsibilities with respect to the Fund on April 10, 1995, when the Fund was an investment portfolio of the RBB Fund, and, in addition, Warburg has been reimbursing a substantial part of the Fund's expenses during the same period. PFPC Inc., co-administrator for the Fund, has also waived all of its co-administration fees since April 10, 1995. The Fund's total return for the year ended June 30, 1997 was 7.50% (5.38% without waivers) and for the period from April 10, 1995 to June 30, 1997 the Fund's cumulative total return was 15.04% (9.32% without waivers). Furthermore, in the absence of those waivers and reimbursements, the Fund's yield, for the thirty-day period ended, June 30, 1997, would have been 2.08%. The Board recognized that this yield would make the Fund unattractive to new investors and that the Fund's adviser and co-administrator are under no obligation to continue fee waivers and expense reimbursements. Based upon Warburg's presentation and recommendation and other relevant factors, the Board concluded that a liquidation of the Fund was in the best interests of the Fund and its shareholders. See "Federal Income Tax Consequences" below.

         The Board, including all of the Directors who are not "interested persons" of the Fund (as that term is defined in the Investment Company Act of 1940, as amended), then unanimously adopted resolutions approving the Plan, declaring the proposed liquidation and dissolution advisable and directing that it be submitted to the shareholders for consideration. In connection with the proposal, Warburg will bear the costs associated with the liquidation of the Fund, which are expected to total approximately $40,000.

         The liquidation of the assets and termination of the Fund will have the effect of permitting the Fund's shareholders to invest the distributions to be received by them upon the Fund's liquidation in investment vehicles of their own choice. Investors who desire the continued use of a managed investment such as a mutual fund may obtain prospectuses for other Warburg Pincus Funds by calling, toll free, 800 WARBURG (800-927-2874).

         In the event that the shareholders do not approve the Plan, the Board will continue to search for other alternatives for the Fund.

Plan of Dissolution, Liquidation and Termination of the Fund

         The Plan provides for the complete liquidation of all of the assets of the Fund. If the Plan is approved, Warburg will undertake to liquidate the Fund's assets at market prices and on such terms and conditions as Warburg shall determine to be reasonable and in the best interests of the Fund and its shareholders.

Liquidation Value

         If the Plan is adopted by the Fund's shareholders at the Meeting, as soon as practicable after the consummation of the sale of all of the Fund's portfolio securities and the payment of all of the Fund's known liabilities and obligations, each Fund shareholder will receive a distribution in an amount equal to the net asset value per share, as determined in accordance with the Fund's current registration statement, together with accrued and unpaid dividends and distributions, with respect to each of the shareholder's shares of the Fund (the "Liquidation Distribution").

Federal Income Tax Consequences

         The following summary provides general information with regard to the federal income tax consequences to shareholders on receipt of the Liquidation Distribution from the Fund pursuant to the provisions of the Plan. This summary also discusses the effect of federal income tax provisions on the Fund resulting from its liquidation and dissolution; however, the Fund has not sought a ruling from the Internal Revenue Service (the "Service") with respect to the liquidation of the Fund. This summary is based on the tax laws and regulations in effect on the date of this proxy statement, all of which are subject to change by legislative or administrative action, possibly with retroactive effect.

         This summary does not address the particular federal income tax consequences which may apply to certain shareholders such as trusts, estates, tax exempt organizations, non-resident aliens or other foreign investors. This summary does not address state or local tax consequences. The tax consequences discussed herein may affect shareholders differently depending on their particular tax situations unrelated to the Liquidation Distribution, and accordingly, this summary is not a substitute for careful tax planning on an individual basis. Shareholders may wish to consult their personal tax advisers concerning their particular tax situations and the impact thereon of receiving the Liquidation Distribution as discussed herein. The receipt of the Liquidation Distribution may result in tax consequences that are unanticipated by shareholders.

         As discussed above, pursuant to the Plan, the Fund will sell its assets, distribute the proceeds to its shareholders and dissolve. The Fund anticipates that it will retain its qualification as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"), during the liquidation period and, therefore, will not be taxed on any of its net income from the sale of its assets.

         For federal income tax purposes, a corporate shareholder's receipt of the Liquidation Distribution will be a taxable event in which the corporate shareholder will be viewed as having sold its shares of the Fund in exchange for an amount equal to the Liquidation Distribution that it receives. Each corporate shareholder will recognize gain or loss measured by the difference between the adjusted tax basis in its shares and the aggregate Liquidation Distribution received from the Fund. If the shares are held as a capital asset, the gain or loss will be characterized as a capital gain or loss. Generally, a capital gain or loss attributable to shares held for more than one year will constitute a long-term capital gain or loss, while a capital gain or loss attributable to shares held for not more than one year will constitute a short-term capital gain or loss.

         The Fund will designate in a written notice to shareholders the amount of the Liquidating Distribution attributable to accrued and unpaid dividends. Although the federal income tax treatment of corporate shareholders will be as described in the preceding paragraph, noncorporate shareholders will treat as a dividend amounts so designated by the Fund. If a noncorporate shareholder receives an exempt-interest dividend with respect to shares of the Fund held for six months or less, any loss realized by the shareholder as a result of the liquidation of the Fund will be disallowed to the extent of the exempt-interest dividend. In addition, the Code may require a noncorporate shareholder, if he or she receives an exempt-interest dividend, to treat as taxable income a portion of certain otherwise non-taxable social security and railroad retirement benefit payments. Furthermore, that portion of any exempt-interest dividend paid by the Fund that represents income from private activity bonds may not retain its tax-exempt status in the hands of a noncorporate shareholder who is a "substantial user" (or a person related thereto) of a facility financed by such bonds. If a portion of an exempt-interest dividend is attributable to interest on certain specified private activity bonds, the Fund will identify in the written notice that portion which must be treated by the noncorporate shareholder as a tax preference item for purposes of the alternative minimum tax.

         The Fund will also designate in a written notice to shareholders the portion of the Liquidation Distribution that may be treated as a capital gain dividend. A capital gain dividend will be taxable to noncorporate shareholders as long-term capital gain, regardless of how long a shareholder has held the Fund's shares. The Fund will provide information relating to that portion of the capital gain dividend that may be treated by noncorporate shareholders as eligible for the reduced capital gains rate for capital assets held for more than 18 months. If a noncorporate shareholder receives a capital gain dividend with respect to his or her shares, and if the shares have been held by the noncorporate shareholder for six months or less, then any loss (to the extent not disallowed pursuant to the other six-month rule described in the preceding paragraph) realized by the shareholder as a result of the liquidation will be treated as a long-term capital loss to the extent of the capital gain dividend.

         Each noncorporate shareholder will recognize gain or loss on the Liquidation Distribution that is measured by the difference between the shareholder's adjusted tax basis in his or her Fund shares and the amount of the Liquidation Distribution received from the Fund, reduced by the amount of such distribution that was designated by the Fund as a dividend (including exempt-interest and capital gain dividends).

         If a shareholder has failed to furnish a correct taxpayer identification number, has failed to report fully dividend or interest income, or has failed to certify that he or she has provided a correct taxpayer identification number and that he or she is not subject to "backup withholding," the shareholder may be subject to a 31% backup withholding tax with respect to
(i) taxable dividends and distributions and (ii) other taxable proceeds received as part of the Liquidation Distribution. An individual's taxpayer identification number is his or her social security number. Certain shareholders specified in the Code may be exempt from backup withholding. The backup withholding tax is not an additional tax and may be credited against a taxpayer's federal income tax liability.

Liquidation Distribution

         At present, the date on which the Fund will be liquidated and on which the Fund will pay Liquidation Distributions to its shareholders is uncertain, but it is anticipated that if the Plan is adopted by the shareholders such liquidation would occur on October 17, 1997 (the "Liquidation Date"). Shareholders holding Fund shares as of the close of business on October 16, 1997 will receive their Liquidation Distribution on the Liquidation Date without any further action on their part.

         The right of a shareholder to redeem his or her shares of the Fund at any time has not been impaired by the proposal to liquidate the assets and dissolve the Fund and the adoption of the Plan. Therefore, a shareholder may redeem shares in accordance with redemption procedures set forth in the Fund's current Prospectuses and Statement of Additional Information without the necessity of waiting for the Fund to take any action. The Fund does not impose any redemption charges.

Conclusion

         The Board unanimously recommends that the shareholders vote FOR the proposed liquidation of assets and dissolution of the Fund pursuant to the provisions of the Plan of Dissolution, Liquidation and Termination.



                                  OTHER MATTERS

         The Board does not know of any matters to be presented at the Meeting other than that set forth in this Proxy Statement. If any other business should come before the Meeting, the persons named as proxies in the accompanying proxy will vote thereon in accordance with their best judgment.



                            * * * * * * * * * * * * *

                              SHAREHOLDER PROPOSALS

         As a general matter, the Fund does not hold annual meetings of shareholders. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent meeting of shareholders (assuming that the Fund is not liquidated as proposed) should send their written proposals to the Secretary of Warburg, Pincus Tax Free Fund, Inc., 466 Lexington Avenue, New York, New York 10017-3147. Proposals must be received at a reasonable time prior to the date of a meeting of shareholders to be considered for inclusion in the materials for the Fund's meeting. Timely submission of a proposal does not, however, necessarily mean that such proposal will be included.

It is important that proxies be returned promptly. If you do not expect to attend the Meeting, please sign your proxy card promptly and return it in the enclosed envelope to avoid unnecessary expense and delay. No postage is necessary.

                                            By Order of the Board of Directors,

                                            Eugene P. Grace
                                            Vice President and Secretary

New York, New York
September 4, 1997

                                  [PROXY CARD]
                       WARBURG, PINCUS TAX FREE FUND, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

I hereby instruct Eugene L. Podsiadio and Eugene P. Grace to vote the shares of Warburg, Pincus Tax Free Fund, Inc. (the "Fund") as to which I am entitled to vote, as shown on the reverse side, at a Special Meeting of the Shareholders of the Fund (the "Meeting") to be held on Friday, October 3, 1997 at 3:00 p.m., Eastern Time at the offices of the Fund, 466 Lexington Avenue, New York, New York 10017 (10th Floor), and any adjournments thereof, as follows:

I hereby revoke any and all proxies with respect to such shares previously given by me. I acknowledge receipt of the Proxy Statement dated September 4, 1997. This proxy will be voted as specified. If no specification is made, this proxy will be voted "for" the Proposal.

This instruction may be revoked at any time prior to its exercise at the Meeting by execution of a subsequent proxy card, by written notice to the Secretary of the Fund or by voting in person at the Meeting.

                  PLEASE SIGN, DATE AND RETURN THIS PROXY CARD
                       PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature should be exactly as the name or names appear on this proxy card. If the individual signing the proxy card is a fiduciary (e.g., attorney, executor, trustee, guardian, etc.), the individual's signature must be followed by his full title.

HAS YOUR ADDRESS CHANGED?           DO YOU HAVE ANY COMMENTS?

- ------------------------            ------------------------

- ------------------------            ------------------------

- ------------------------            ------------------------

                                 [REVERSE SIDE]

  [X]    PLEASE MARK VOTES
         AS IN THIS EXAMPLE


     VOTE THIS PROXY CARD TODAY!          THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY RECOMMENDS A VOTE FOR THE
    YOUR PROMPT RESPONSE WILL SAVE                                       PROPOSAL.
  THE EXPENSE OF ADDITIONAL MAILINGS

    This proxy, if properly                                                                 For     Against       Abstain
   executed, will be voted in             1)    Proposal to liquidate and dissolve the
  this manner directed by the                   Fund pursuant to the provisions of          [ ]       [ ]           [ ]
    undersigned shareholder.                    the Plan of Dissolution, Liquidation
 IF NO DIRECTION IS MADE, THIS                  and Termination.
           PROXY WILL
 BE VOTED "FOR" APPROVAL OF THE
           PROPOSAL.

                                          2)    The transaction of such other business as may properly come before the
                                                Meeting or any adjournments thereof.
RECORD DATE SHARES:


Please be sure to sign and date                 Mark box at right if comments or address change
this Proxy.                          Date       have been noted on the reverse side.        [ ]


Shareholder sign here                  Co-owner sign here:


- -------------------                    -------------------

DETACH CARD


                                                                EXHIBIT A


                PLAN OF DISSOLUTION, LIQUIDATION AND TERMINATION
                                       OF
                       WARBURG, PINCUS TAX FREE FUND, INC.

         Warburg, Pincus Tax Free Fund, Inc., a Maryland corporation (the "Fund"), shall proceed to a complete liquidation of the Fund according to the procedures set forth in this Plan of Dissolution, Liquidation and Termination (the "Plan"). The Plan has been approved by the Board of Directors of the Fund (the "Board") as being advisable and in the best interests of the Fund and its shareholders. The Board has directed that this Plan be submitted to the holders of the outstanding voting shares of the Fund (each a "Shareholder" and, collectively, the "Shareholders"), voting in the aggregate without regard to class, for their adoption or rejection at a special meeting of shareholders and has authorized the distribution of a Proxy Statement (the "Proxy Statement") in connection with the solicitation of proxies for such meeting. Upon Shareholder approval of the Plan, the Fund shall voluntarily dissolve and completely liquidate in accordance with the requirements of the Maryland General Corporation Law (the "MGCL") and the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

                  1. Adoption of Plan. The effective date of the Plan (the "Effective Date") shall be the date on which the Plan is adopted by the Shareholders.

                  2. Liquidation and Distribution of Assets. As soon as practicable after the Effective Date and by October 17, 1997 (the "Liquidation Period"), or as soon thereafter as practicable depending on market conditions and consistent with the terms of this Plan, the Fund and the Fund's investment adviser, Warburg, Pincus Counsellors, Inc. ("Warburg"), shall have the authority to engage in such transactions as may be appropriate for the Fund's liquidation and dissolution, including, without limitation, the consummation of the transactions described in the Proxy Statement.

                  3. Provisions for Liabilities. The Fund shall pay or discharge or set aside a reserve fund for, or otherwise provide for the payment or discharge of, any liabilities and obligations, including, without limitation, contingent liabilities.

                  4. Distribution to Shareholders. As soon as practicable after the Effective Date, the Fund shall liquidate and distribute pro rata on the date of liquidation (the "Liquidation Date") to its shareholders of record as of the close of business on October 16, 1997 all of the remaining assets of the Fund in complete cancellation and redemption of all the outstanding shares of the Fund, except for cash, bank deposits or cash equivalents in an estimated amount necessary to (i) discharge any unpaid liabilities and obligations of the Fund on the Fund's books on the Liquidation Date, including, but not limited to, income dividends and capital gains distributions, if any, payable through the Liquidation Date, and (ii) pay such contingent liabilities as the Board shall reasonably deem to exist against the assets of the Fund on the Fund's books.

                  5. Notice of Liquidation. As soon as practicable after the Effective Date, the Fund shall mail notice to the appropriate parties that this Plan has been approved by the Board and the Shareholders and that the Fund will be liquidating its assets, to the extent such notice is required under the MGCL.

                  6. Articles of Dissolution. Subject to shareholder approval, within the Liquidation Period and pursuant to the MGCL, the Fund shall prepare and file Articles of Dissolution (the "Articles") with and for acceptance by the Maryland State Department of Assessments and Taxation.

                  7. Amendment or Abandonment of Plan. The Board may modify or amend this Plan at any time without Shareholder approval if it determines that such action would be advisable and in the best interests of the Fund and its Shareholders. If any amendment or modification appears necessary and in the judgment of the Board will materially and adversely affect the interests of the Shareholders, such an amendment or modification will be submitted to the Shareholders for approval. In addition, the Board may abandon this Plan without Shareholder approval at any time prior to the filing of the Articles if it determines that abandonment would be advisable and in the best interests of the Fund and its Shareholders.

                  8. Powers of Board and Officers. The Board and the officers of the Fund are authorized to approve such changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and the officers of the Fund deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation and dissolution of the Fund in accordance with the Code and the MGCL, including, without limitation, filing of a Form N-8F with the Securities and Exchange Commission, withdrawing any state registrations of the Fund and/or its shares, withdrawing any qualification to conduct business in any state in which the Fund is so qualified and the preparation and filing of any tax returns.

                  9. Termination of Business Operations. As soon as practicable upon adoption of this Plan, the Fund shall cease to conduct business except as shall be necessary in connection with the effectuation of its liquidation and dissolution.

                  10. Expenses. The expenses of carrying out the terms of this Plan shall be borne by Warburg, whether or not the liquidation contemplated by this Plan is effected.

                                                           EXHIBIT B



                       Warburg, Pincus Tax Free Fund, Inc.

                               OWNERS OF MORE THAN
                          5% OF THE OUTSTANDING SHARES
                             OF A CLASS OF THE FUND
                             AS OF SEPTEMBER 2, 1997




COMMON SHARES

                                          Number of               Percent of
                                        Common Shares           Common Shares
Name and Address                      Beneficially Owned         Outstanding
- ----------------                      ------------------        -------------

Gruntal & Co., L.L.C.                    49,444.8730                13.53%
FBO 995-10702-19
14 Wall Street
New York, NY  10005-2101

Charles Schwab & Co. Inc                 45,849.4420                12.60%
Reinvest Account
Attn: Mutual Funds Dept.
101 Montgomery Street
San Francisco, CA  94104-4122

Gruntal & Co., L.L.C.                    40,483.9250                11.08%
FBO 995-16852-14
14 Wall Street
New York, NY  10005-2101

Nat'l Financial Svcs Corp.               28,883.4600                 7.91%
FBO Customers
PO Box 3908
Church Street Station
New York, NY  10008-3908

Gruntal & Co., L.L.C.                    21,314.9170                 5.83%
FBO 995-10773-13
14 Wall Street
New York, NY  10005-2101

William & Waller                         21,032.5210                 5.76%
1585 Broadland Lane
Lake Forest, IL 60045-4821